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                                                                  EXHIBIT 10.4


                  BARTERONE MEMBERSHIP INTEREST SALE AGREEMENT

         This BarterOne Membership Interest Sale Agreement ("Agreement") dated and effective as of DECEMBER 16, 1998 (the "Effective Date"), by and between Energy Trading Company, a PECO Energy Company subsidiary and a Delaware corporation with offices at 2301 Market Street, Philadelphia, PA 19103 ("ETCO" or "Seller") and World Wide Web NetworX Corporation, a Delaware corporation with offices at 3000 Atrium Way, Suite 202, Mt. Laurel, NJ 08054 ("WWWX" or "Purchaser") (collectively, the "Parties").

                                   BACKGROUND

A. WHEREAS, Seller is a principal member and majority owner of BarterOne, LLC ("BarterOne") a Delaware limited liability company established with Global Trade Group ("GTG") which owns, among other things, the rights to a worldwide, perpetual license to the ORBIT System technology; and

B. WHEREAS, WWWX is a developer of Internet related products and services and is represented by Robert Kohn ("Kohn") the majority shareholder in WWWX; and

C. WHEREAS Kohn is also a current employee of PECO Energy Company ("PECO Energy") assigned to manage BarterOne's operations and is currently an actual or potential Member of BarterOne depending on the interpretation or occurrence of certain events; and

D. WHEREAS the Parties desire that WWWX purchase the Seller's 51% membership interest in BarterOne and satisfy any and all obligations Seller may have to Gary Lerman with respect to this transaction; and

E. WHEREAS this transaction has been approved by GTG as evidenced by GTG's consent attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, on the Closing Date, as defined herein, Seller will sell to WWWX and WWWX will purchase all of Seller's 51% Member Ownership Interest in BarterOne ("ETCO's Interest").

2. PAYMENTS. In consideration for the Member Ownership Interest, WWWX (A) shall satisfy any obligations Seller may have to Gary Lerman resulting from his sale of ETCO's Interest in BarterOne, and provide to Seller upon Closing Lerman's consent and waiver of all future claims against Seller, and (B) shall pay Seller the following payments:

         2.1. NONREFUNDABLE DEPOSITS PAID BY KOHN:

                  2.1.1 $250,000.00 payable by certified or cashier's check upon execution hereof; and

                  2.1.2 Shares of WorldWide Web Networx Corporation ("WWWX")
                      common stock delivered upon the execution hereof equal to
                      1.2 times $250,000.00 as of the quoted price per share (the average between the bid and ask) at the close of trading the day prior to execution of this Agreement.

         2.2  AT CLOSING:

                  2.2.1 WWWX shall pay to ETCO $230,000.00 payable by certified or cashier's check; and a certain unencumbered equity interest in NEWCO, a company owning the undivided assets of BarterOne, depending on the amount of third party funding received by NEWCO in exchange for NEWCO ownership, as described in 2.2.2. Funding is defined as any of the following individual or combined sources of capital: equity, or
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                      funding guaranteed to be dispersed to NEWCO over a period
                      not to exceed three years. Funding guarantees will be acceptable only (A) if supported with an irrevolcable letter of credit equal to the amount of the funding guaranteed, or (B) if supported in the form of an irrevocable corporate guarantee of a corporation whose net worth, as certified by an independent auditor, is equal to at least ten (10) times the amount of the corporate guarantee. ETCO's ownership interest shall be reduced as set forth below as and when NEWCO receives funding.

                  2.2.2 ETCO shall be given the following ownership in NEWCO:

                          (i)   if $ 0.00 funding, ETCO receives 33.33% of
                                NEWCO;
                          (ii) if $1,000,000 in funding, ETCO receives12.5% of NEWCO;
                          (iii) if $2,000,000 in funding, ETCO receives10.0% of
                                NEWCO;
                          (iv) if $3,000,000 in funding, ETCO receives 7.5% of NEWCO;
                          (v) if $4,000,000 in funding, ETCO receives 5.0% of NEWCO;

                  2.2.3 If the shares of WWWX transferred to ETCO pursuant to
                      2.1.2 has a market value less than $250,000.00 as of the market close the day before Closing, (based on the average of the bid and ask quoted price), Purchaser shall transfer additional shares of WWWX to ETCO so that, at Closing, as determined from the prior day's market close, the value of WWWX stock owned by ETCO equals $250,000.00.

                  2.2.4 If the shares of WWWX transferred to ETCO pursuant to
                      2.1.2 has a market value greater than $250,000.00 as of the market close the day before Closing, (based on the average of the bid and ask quoted price) then the Seller shall transfer shares in WWWX equal to the difference between the total value of shares of WWWX held and $250,000.00, back to WWWX, so that, at Closing, the value of WWWX stock owned by ETCO equals $250,000.00.

         2.3. FORFEITURE OF DEPOSITS. If Purchaser fails to make the Payments described in 2.2 above for any reason except a material breach of this Agreement by Seller, the Payments made pursuant to 2.1 shall be forfeited to Seller as liquidated damages.

         2.4. ON-GOING BUDGET Upon execution hereof, WWWX will fund all expenditures made by Robert Kohn and Gary Lerman on behalf of BarterOne. Energy Trading Company will continue to provide its employees, Robert Kohn and Gary Lerman, who shall remain subject to the PECO Code of Conduct, with office accommodations until funding or March 1, 1999, whichever comes first.

         2.5. FUTURE ETCO OBLIGATIONS ETCO shall have no further obligation to contribute further funding or capital to BarterOne.

         2.6. FUTURE ETCO RIGHTS. ETCO shall retain and continue to have any and all rights available to an owner of a minority membership interest in BarterOne and/or NEWCO, and WWWX. ETCO shall be subject to a pari passu dilution of its 5% NEWCO interest, along with the other shareholders, for funding Actually Received by NEWCO in excess of $4,000,000.

3. TITLE. At Closing, provided that Purchaser has paid all Payments described in section 2 hereof, Seller shall transfer to Purchaser ETCO's Interest free and clear of all liens an encumbrances.

4. CLOSING. Closing shall occur on or before March 1, 1999, at Purchaser's option and upon providing Seller 5 days prior written notice. Closing shall occur at Seller's offices, 2301 Market Street, Philadelphia PA.

5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants:

         5.1 ORGANIZATION AND STANDING OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority
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              to own an interest in BarterOne and to carry on the business of
              Seller as presently conducted. Seller is in good standing and qualified to do business in the Commonwealth of Pennsylvania.

         5.2 AUTHORITY OF SELLER. Seller has all necessary corporate power and authority to make, execute, deliver and consummate this Agreement, and has taken all necessary actions required to be taken to authorize Seller to execute and deliver this Agreement and to perform its obligations, undertakings and agreements to be observed and performed hereunder. This Agreement has been duly executed and delivered by Seller and is valid and binding agreement of Seller, and enforceable against Seller in accordance with its terms.

         5.3 TITLE TO ASSETS. Seller has, and on the Closing Date, will have, good, indefeasible and marketable title in an to ETCO's Interest, and will transfer and convey the interest to Purchaser free and clear of any mortgages, pledges, liens, claims, security interests, charges, options, restrictions, rights of first offer or encumbrances of any nature whatsoever.

         5.4 CONSENTS. No consent or approval of any person or entity is required in connection with the transfer of ETCO's Interest.

         5.5 LITIGATION AND COMPLIANCE WITH LAWS. Seller is not engaged in or a party to or threatened with any legal action, suit, investigation or other proceeding arising with respect to ETCO's Interest by or before any Court, arbitration or administrative agency, and Seller does not know of any basis for any such action, investigation or proceeding. There are no outstanding orders, rulings, decrees, judgments or stipulations relating to or arising in connections with ETCO's Interest to which Seller is a party or by which Seller is bound, by or with any court, arbitrator or administrative agency. Seller has complied with the requirements of all federal state and local laws, regulations, judgments, injunctions, decrees, court orders and administrative orders regarding such assets, including, without limitation, in compliance with the requirements of all federal, state and local laws, regulations and administrative orders.

         5.6 NO VIOLATION. Neither the execution and delivery of this Agreement by Seller and the performance by Seller hereunder, nor the consummation of the transactions contemplated hereby, will violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of Seller, or any covenant, agreement or understanding to which Seller is a party or any order, ruling, decree, judgment, arbitration award or stipulation to which Seller is subject, or constitute a default thereunder or result in the creation or imposition of any lien, charge or encumbrance thereunder upon any of the Assets, or allow any person or entity to accelerate any debt secured by any Asset, or allow any person or entity to interfere with Purchaser's full use and enjoyment of any of the Assets.

         5.7 DISCLOSURE. No representations or warranties made by Seller in this Agreement and no statements made by Seller in any certificate, schedule, exhibit or other writing delivered by Seller or referred to in or pursuant to this Agreement contain, or at the date of its delivery will contain, any untrue statement of material fact or omit or will omit any statement of a material fact necessary to make complete, accurate and not misleading every representation, warranty and statement of Seller set forth in this Agreement or any such certificate, schedule, exhibit or other writing.

6. REPRESENTATIONS AND WARRANTIES OF WWWX AND KOHN WWWX and Kohn represent and warrant to Seller:

         6.1 ORGANIZATION AND STANDING OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its business as presently conducted. Purchaser is in good standing and qualified to do business in the State of New Jersey.

         6.2 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Purchaser and Seller without the intervention of any broker or
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              finder. Purchaser has not engaged, consented to, or authorized any broker, investment banker or third party to act on its behalf directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement. Purchaser agrees to hold Seller harmless from and against all claims by third parties based upon a relationship or alleged relationship with Purchaser for brokerage or finders' fees or commissions in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

         6.3 AUTHORITY OF PURCHASER. Purchaser has all necessary power and authority to make, execute, deliver and consummate this Agreement and has taken all necessary actions required to be taken to execute and deliver this Agreement and to perform all of its obligations, undertakings and agreements to be observed and performed by it hereunder. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser.

         6.4 NO VIOLATION. Neither the execution and delivery of this Agreement by Purchaser and the performance by Purchaser hereunder, nor the consummation of the transactions contemplated hereby, will violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of Purchaser, or any covenant, agreement or understanding to which Purchaser is a party or any order, ruling, decree, judgment, arbitration award or stipulation to which Purchaser is subject.

         6.5 FULL DISCLOSURE. At the direction of ETCO and GTG, Robert Kohn has been actively pursuing the funding of BarterOne for an extended period of time. Robert Kohn has disclosed, either in writing, any major offer to buy and/or purchase the assets of BarterOne, or to fund or otherwise support the operations of BarterOne from identified third parties. Robert Kohn has been in direct and indirect contact with numerous other brokers, funders, financial institutions, corporations, and individuals, among others, regarding the funding and/or purchase of BarterOne. As of the Effective Date, Robert Kohn is continuing to pursue funding arrangements with the following:

                  6.5.1 Trinity American Financial (Abe Salaman);
                  6.5.2 Wareforce;
                  6.5.3 Ices/DH Blair;
                  6.5.4 Golenberg, Guren, Swerdlow;
                  6.5.5 Chapman, Spira;
                  6.5.6 Al Cohen;
                  6.5.7 Henry Butcher & Co.
                  6.5.8 ARTRA Group Inc.
                  6.5.9 Textron Corporation

7. DUE DILIGENCE. WWWX has relied solely upon his own judgment, and not upon any representation of any kind by Seller or anyone else. Purchaser is aware of BarterOne's financial condition, operations, assets and obligations through its due diligence and through its relationship with Kohn.

         7.1 WWWX has performed the due diligence procedures it has deemed necessary to complete this transaction, and has received all requested documents and information from ETCO. WWWX has reviewed, among other things, the software license and development agreements for the Orbit system.

         7.2 Purchaser has reviewed and understands the benefits and obligations which shall be applicable to Purchaser upon Closing as described in the BarterOne Operating Agreement and the Restructuring Agreement thereto.

8. CONDITIONS TO WWWX'S OBLIGATIONS. All obligations of WWWX to close under this Agreement are subject to the following conditions (which may be waived only at WWWX's option) existing on the Closing Date or such other date as the context may required:

         8.1 REPRESENTATIONS AND WARRANTIES. Each of Seller's representations and warranties in this Agreement shall be true on the Closing Date as though such representations and warranties
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              were made and each such exhibit and schedule were delivered at and as of the Closing Date, and there shall have been delivered to WWWX a certificate to that effect, dated the Closing Date, signed by a duly authorized officer of Seller.

         8.2 PERFORMANCE. Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 LIENS AND ENCUMBRANCES. As of the Closing Date of ETCO's Interest shall be free and clear of all liens, security interests, encumbrances, charges or restrictions, except as specifically permitted herein.

         8.4 LITIGATION. No suit or proceeding challenging the transaction provided for under this Agreement shall have been overtly threatened or commenced.

         8.5 CORPORATE ACTION. All corporate and shareholder action necessary for Seller to consummate the transactions and contemplated hereunder shall have been properly taken

9. CONDITIONS TO SELLER'S OBLIGATIONS. All obligations of Seller to close under this Agreement are subject to the fulfillment as of the Closing Date of each of the following conditions (which may be waived only at Seller's option) existing on the Closing Date or such other date as the context may required:

         9.1 REPRESENTATIONS AND WARRANTIES. Each of WWWX's and Kohn's representations and warranties in this Agreement shall be true at the Closing Date as though said representations and warranties were made at and as of the Closing Date.

         9.2 PERFORMANCE. WWWX shall have complied with and performed all covenants and conditions of this Agreement required to be performed and complied with by it on or before the Closing Date.

         9.3 LITIGATION. No suit or proceeding challenging the transaction provided for under this Agreement shall be overtly threatened or commenced.

         9.4 APPROVAL AND RELEASE OF OBLIGATIONS. All Members of BarterOne have approved this sale and each executes a respective mutual release of obligations, liabilities.

         9.5 SEVERANCE AGREEMENTS. Robert Kohn and Gary Lerman, CEO of BarterOne, execute the severance agreements with PECO Energy attached hereto as Exhibit "B".

10. EXPENSES. Each Party hereto shall pay all of its expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including, without limitation all fees and expenses of agents, representatives, counsel, accountants, consultants, brokers and finders.

11.      GENERAL.

         11.1.SEVERABILITY. In the event that any provision or part of this Agreement is held invalid or unenforceable by a court or other tribunal or competent jurisdiction, then the same shall be deemed severed and separate from the other provisions of this Agreement which shall remain in full force and effect. To the extent enforcement is limited, then the provision or provisions so affected shall be deemed to have been modified to reflect the limitation in the enforcement.

         11.2.GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, as if executed and to be performed wholly within the Commonwealth of Pennsylvania. All actions, legal or otherwise, instituted by the Parties under this Agreement must be filed in a federal or state court located in Pennsylvania.

         11.3. ENTIRE AGREEMENT. This Agreement is the entire agreement and understanding between the Parties with respect to the covered subject matter and supersedes all prior and
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              contemporaneous agreements, understandings, representations and warranties, whether oral or written.

         11.4.SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein or arising out of this Agreement or otherwise in connection herewith (individually and collectively, the "Representations") shall survive the Closing for a period of three (3) years.

         11.5.EXECUTION OF COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         11.6.NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered personally, or by certified mail, postage prepaid as follows:

                 If to Purchaser:  World Wide Web NetworX Corporation
                                   3000 Atrium Way, Suite 202
                                   Mt. Laurel, NJ  08054
                                   Attention: Robert Kohn

                 If to Seller:     Energy Trading Company
                                   2301 Market Street
                                   Philadelphia, PA  19103
                                   Attention:  Robert A. Shinn

                 with a copy to:

                                   PECO Energy Company
                                   2301 Market Street, S23-1
                                   Philadelphia, PA 19103
                                   Attention:  Ronald Zack

         11.7 ASSIGNMENT, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

         11.8 APPLICABLE LAWS. This Agreement shall be construed and governed by the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania.

12.  TERMINATION

         12.1 This Agreement may be terminated prior to Closing at any time:

              12.1.1  By the mutual written agreement of Purchaser and Seller;

              12.1.2 If (A) Seller breaches any of its representations, warranties or covenants hereunder, or (B) any material element of Seller's performance hereunder fails, and (C) Purchaser so notifies Seller in writing and Seller fails to cure such default within a period of 10 days;

              12.1.3 if (A) Purchaser breaches any of its representations, warranties or covenants hereunder, or (B) any material element of Purchaser's performance hereunder fails, and (C) Seller so notifies Purchaser in writing and Purchaser fails to cure such default within a period of 10 days.

         12.2 If terminated pursuant to 12.1.1 or 12.1.2, all payments (stock and cash) previously made by WWWX and ETCO shall be returned as WWWX's sole remedy.

13.  CONFIDENTIALITY.
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         13.1 Each party agrees that this transaction and any and all information learned or obtained by it from the other shall be confidential and agrees not to disclose any such information to any person whatsoever other than as is necessary for the purpose of effecting the transaction contemplated by this Agreement; provided, however, that Seller may, at its election, disclose such transaction to Seller's employees in the manner and at the time selected by Seller. Disclosure of this Agreement by WWWX or Kohn for purposes of funding is not a violation of this clause.

         13.2 Upon execution hereof, Seller and Purchaser shall disseminate the mutually agreeable press release attached hereto as Exhibit C.

14. BEST EFFORTS. Each of the parties covenants to use its best efforts to cause the satisfaction of all conditions to Closing to be performed by it or satisfied on its part prior to Closing.

15. MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto.

16. WAIVER. Any failure of Seller or Purchaser to comply with any obligation, covenant, agreement, or condition herein may be expressly waived in writing by Purchaser in the case of any such failure by Seller or by Seller in the case of any such failure by Purchaser, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.


ENERGY TRADING COMPANY                       WORLD WIDE WEB NEWORX,
                                             CORPORATION

By:     //s// Robert A. Shinn                By:      //s// Robert Kohn
      --------------------------                   -------------------------
Name:   Robert A. Shinn
      --------------------------
Title:  Vice President                       Title:  President
      --------------------------                   -------------------------



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